EXHIBIT 33.1
Report on Assessment of Compliance with Applicable Servicing Criteria
1.
CenterOne Financial Services LLC ("CenterOne") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2008 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report consist of all asset backed securities transactions of automobile and light duty truck loans and retail installment sale contracts registered under the Securities Act of 1933, as amended, sponsored by an entity that is not an affiliate of CenterOne Financial Services LLC and completed since January 1, 2006, for which CenterOne
Financial Services LLC acted as a servicer (the "Platform").
2.
CenterOne has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities, and
CenterOne elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;
3.
Except as set forth in paragraph 4 below, CenterOne used the criteria set forth in paragraph (d) of Item 1122 of
Regulation AB to assess the compliance with the applicable servicing criteria;
4.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to
CenterOne based on the activities it performs, directly or through its Vendors, with respect to the Platform;
5.
CenterOne has complied, in all material respects, with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform taken as a whole;
6.
CenterOne has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform taken as a whole;
7.
CenterOne has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform taken as a whole; and
8.
PricewaterhouseCoopers LLP, a registered public accounting firm, has issued an attes tation report on CenterOne's assessment of compliance with the applicable servicing criteria as of December 31, 2008 and for the Reporting
Period.
March 13, 2009
CENTERONE FINANCIAL SERVICES LLC
By: /s/ Edward J Brown Jr.
Name: Edward J. Brown Jr.
Title: Group Vice-President
APPENDIX A
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
CenterOne
Performed
by
Vendor(s)
for which
CenterOne
is the
Responsible
Party
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
X
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements to maintain a back-
up servicer for the asset backed security transactions of automobile and light duty truck retail installment sales contracts are maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on asset backed security transactions of automobile and light duty truck retail installment sales contracts are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1
X
1
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash)
as set forth in the transaction agreements.
X
1
Certain payments by obligors with respect to certain pool assets are deposited into the appropriate accounts by a third party Iockbox provider. CenterOne has elected to take responsibility for assessing compliance by that vendor with that portion of the servicing criterion under Item 1122(d)(2)(i) of Regulation AB that relates to that vendor's activities.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
CenterOne
Performed
by
Vendor(s)
for which
CenterOne
is the
Responsible
Party
1122(d)(2)(v)
Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution"
with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1)
of the Securities Exchange Act.
X
1122(d)(2)(vi)
Unissued checks arc safeguarded so as to prevent unauthorized access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A)
mathematically accurate;
(B)
prepared within 30 calendar days after
the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation;
and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of asset backed security transactions of automobile and light duty truck retail installm ent sales contracts serviced by the Servicer.
X
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
X
1122(d)(3)(iii)
Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.
X
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on asset backed security transactions of automobile and light duty truck retail installment sales contracts is maintained as required by the transaction agreements or related documents.
X
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
CenterOne
Performed
by
Vendor(s)
for which
CenterOne
is the
Responsible
Party
1122(d)(4)(ii)
Asset backed security transactions of automobile and light duty truck retail installment sales contracts and related documents are safeguarded as required by the transaction agreements
X
2
X
2
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or
requirements in the transaction agreements.
X
1122(d)(4)(iv)
Payments on asset backed security transactions of automobile and light duty truck retail installment sales contracts, including any payoffs, made in accordance with the related documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset backed security documents.
X
1122(d)(4)(v)
The Servicer's records regarding the asset backed security
transactions of automobile and light duty truck retail installment sales contracts agree with the Servicer's records with respect to an obligor's unpaid principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's asset backed security transactions (e.g., loan modifications or re-agings)
are made, reviewed and approved by authorized personnel in
accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period an asset backed security transactions of automobile and light duty truck retail installment sales contracts is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period sp ecified in the transaction agreements, and describe the entity's activities in monitoring delinquent asset backed security transactions including, fur example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
3
X
3
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for asset backed security transactions of automobile and light duty truck retail installment sales contracts with variable rates are computed based on
X
2
Safeguarding of documents with respect to certain pool assets are maintained by a third party vendor that provides document imaging services with respect to those assets on behalf of CenterOne. CenterOne has elected to take responsibility for assessing compliance by that vendor with that portion of the servicing criterion under Item
1122(d)(4)(ii) of Regulation AB that relates to that vendor's activities.
3
Records documenting certain collection efforts with respect to certain pool assets are maintained by a third party vendor that provides such collection efforts with respect to those assets on behalf of CenterOne. CenterOne has elected to take responsibility fo r assessing compliance by that vendor with that portion of the servicing criterion under Item 1122(d)(4)(viii) of Regulation AB that relates to that vendor's activities.
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING
CRITERIA
Reference
Criteria
Performed
Directly
by
CenterOne
Performed
by
Vendor(s)
for which
CenterOne
is the
Responsible
Party
the related asset backed security documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's asset backed security transactions documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable asset backed security transactions documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related asset backed security transactions, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the
Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements,
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission,
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
X
1122(d)(4)(XV)
Any external enhancement or other support, identified in Item
1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
X